EXHIBIT 23

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-213942) and Forms S-8 (File Nos. 333-191497 and 333-211287) of The York Water Company of our report dated March 10, 2020, relating to the financial statements, the financial statement schedule and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ Baker Tilly Virchow Krause, LLP
York, Pennsylvania
March 10, 2020